AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 11, 1996, and is by and between Fountain Powerboat Industries, Inc. ("Industries"), a Nevada corporation, Fountain Powerboats, Inc. ("Powerboats", a North Carolina corporation and a wholly owned subsidiary of Industries, Fountain Power, Inc. ("Power"), a North Carolina corporation and a wholly owned subsidiary of Powerboats, and Mach Performance, Inc. ("Mach"), a Florida corporation.

                         R E C I T A L S

      WHEREAS, the Boards of Directors of Industries, Powerboats,
Power and Mach deem it advisable and in the best interests of Industries, Powerboats, Power and Mach and their respective shareholders that Power and Mach combine; and

     WHEREAS, Industries is a public company; and

      WHEREAS, Industries is the owner of all the outstanding shares Powerboats, which, in turn, is the owner of all of the outstanding shares of Power; and

      WHEREAS, the Boards of Directors of Industries, Powerboats, Power and Mach deem it advisable that the acquisition by Industries of Mach be effected through the merger of Power and Mach (the "Merger") pursuant to this Agreement and an Agreement of Merger; and

       WHEREAS, Industries desires to acquire all of the outstanding Mach shares for Eighty-five Thousand (85,000) shares of voting Common Stock of Industries, which common shares shall be restricted from sale, transfer, or hypothecation, as follows:

      Twenty-eight   Thousand  Three  Hundred  and   Thirty-three
      (28,333) shares shall be restricted until October 11, 1998, and

      Twenty-eight   Thousand  Three  Hundred  and   Thirty-three
      (28,333) shares shall be restricted until October 11, 1999, and

      Twenty-eight   Thousand  Three  Hundred   and   Thirty-four
      (28,334) shares shall be restricted until October 11, 2000.

      The foregoing shares shall bear appropriate legends on the share certificates restricting that shares from sale, transfer, or hypothecation, in a transaction that qualifies under Section 368(a)(2)(D) of Internal Revenue Code of 1986, as amended (the "Code"); and

     In the event of any merger, consolidation, reorganization or liquidation of Industries with one or more corporations in which Industries is not the surviving corporation, or the transfer of substantially all of Industries assets, or the transfer of more than fifty percent (50%) of the then outstanding shares of Common Stock of Industries to any person, persons, or corporations ("change of control"), then in that event Industries Board of Directors shall authorize the termination of the foregoing common stock restrictions, and

      WHEREAS, the Board of Directors of Industries, Powerboats, Power and Mach intend that the Merger constitute a "reorganization" under Sections 268 (a)(2)(D) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations of the Internal Revenue Service (the "IRS") promulgated thereunder, have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368 of the Code, and the rules and regulations of the IRS promulgated thereunder, and intend that the Merger be treated as a tax free merger under the Code and the rules and regulations of the IRS promulgated thereunder.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

I.   MERGER

      1.01 Merger. Power and Mach shall merger pursuant to the North Carolina General Corporation Law (the "Merger") and in accordance with the Agreement of merger among Industries, Powerboats, Power and Mach (the "Agreement of Merger"), a copy of which is attached hereto as Exhibit 1.01. The Merger shall be effective on the date on which the Agreement of Merger, or a conformed copy thereof, in substantially the form annexed hereto as Exhibit 1.01, is filed with the Secretary of the State of North Carolina, which filing shall take place upon Closing.

      1.02 Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place as soon as practicable, but is expected to take place prior to December 31, 1996. At Closing, and pursuant to the Agreement of Merger, all outstanding shares of Common Stock of Mach shall be cancelled and in lieu thereof shareholders of Mach common stock shall receive an aggregate of Eighty-five Thousand (85,000) shares of Industries Common Stock, which stock will be restricted from sale, transfer, or hypothecation as provided above. At Closing, Industries, Powerboats, Power and Mach shall deliver the following documents:

            1.02(a). Each of Industries, Powerboats, Power and Mach shall deliver an officer's certificate signed by its president or chief financial officer, certifying that the representations and warranties given by Industries, Powerboats, Power and Mach, respectively, are true and correct as of the Closing.

            1.02(b). Mach shall deliver to Industries certified copies of resolutions of the Company's Board of Directors, electing the following persons as members of Mach's Board of Directors and the following persons as directors and officers of
Mach:

          Reginald M Fountain, Jr.      - Chairman of the Board
          Gary D. Garbrecht             - Director
          Gary E. Mazza, III            - Director
          Federico Pignatelli           - Director
          Mark L. Spencer               - Director
          Reginald M. Fountain, Jr.     - Chief Executive Officer
          Gary D. Garbrecht             - President
          Allan L. Krehbiel             - Vice President and Chief
                                          Financial Officer
          Blanche C. Williams           - Secretary & Treasurer
          Carol J. Price                - Assistant Secretary

            1.02(c).   Industries, Powerboats,  and  Power  shall
deliver to Mach certified resolutions of their respective  Boards
of   Directors   authorizing  the  Merger  and  the  transactions
contemplated by this Agreement.

             1.02(d).    Mach   shall  deliver   to   Industries,
Powerboats,  and  Power certified resolutions  of  its  board  of
Directors  and  shareholders  authorizing  the  Merger  and   the
transactions contemplated by this Agreement.

           1.02(e).  Industries' subsidiary, Powerboats, and Gary
D. Garbrecht shall enter into an Employment Agreement in the form attached hereto as Exhibit 1.02.

II.  REPRESENTATIONS AND WARRANTIES OF MACH

      Mach represents and warrants to Industries, Powerboats, and Power as follows, as of the date of this Agreement and as of the
Closing:

     2.01.  Organization.

          2.01(a). Mach is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; Mach has the corporate poser and authority to carry on its business as presently conducted; and Mach is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

           2.01(b). The copies of the Articles of Incorporation and all amendments thereto of Mach as certified by the Secretary of State of Florida, and the copy of the Bylaws as certified by the Secretary of Mach, which have heretofore been delivered to Industries, are complete and correct copies of such Articles of

Incorporation as amended and in effect on the date hereof. All minutes and actions in writing without a meeting of the Board of Directors and shareholders of Mach are contained in the minute book of Mach heretofore delivered to Industries for examination, and no minutes or actions in writing have been included in such minute book since delivery to Industries that have not also been delivered to Industries.

     2.02.  Capitalization.

           2.02(a). The authorized capital stock and the issued and outstanding shares of Mach are as set forth on Exhibit 2.02(a). All of the issued and outstanding shares of Mach are duly authorized, validly issued, fully paid and nonassessable.

           2.02(b). Except as set forth in Exhibit 2.02(b) there are no outstanding options, warrants, or rights to purchase any securities of Mach.

      2.03.  Subsidiaries and Investments.  Mach does not own any
capital   stock   or  have  any  interest  in  any   corporation,
partnership or other form of business organization, except as described in Exhibit 2.03 hereto.

       2.04. Financial Statements. The unaudited financial statements of Mach as of June 30, 1996 and for the two years ended December 31, 1995 and 1994, including unaudited balance sheets and the related unaudited statements of operations, retained earnings, and cash flows for the periods then ended and the audited financial statements of Mach as of August 31, 1996 and for the eight months ended August 31, 1996 (the "Financial Statements") present fairly the financial positions and results of operations of Mach, on a consistent basis.

      2.05. No Undisclosed Liabilities. Other than as described in Exhibit 2.05 hereto, Mach is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the Financial Statements, except those incurred in the normal course of business.

      2.06. Absence of Material Changes. Since June 30, 1996, except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

            2.06(a). any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Mach, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse:

          2.06(b). any redemption, purchase or other acquisition of any shares of the capital stock of Mach, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by Mach relating to their authorized or issued capital stock; or

           2.06(c).   any change or amendment to the Articles  of
Incorporation of Mach.

      2.07. Litigation. Except as set forth in Exhibit 2.07 attached hereto, there is no litigation, proceeding or investigation pending or threatened against Mach affecting any of its properties or assets against any officer, director, or stockholder of Mach that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of Mach or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

      2.08. Title To Assets. Mach has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheets contained in the Financial Statements, free and clear f all liens, claims, charges, security interests or other encumbrances, except as described in Exhibit 2.08 attached hereto or any other Exhibit.

      2.09. Real Estate. There is set forth on Exhibit 2.09 attached hereto a brief description of all real estate (including building and improvements) owned and held by Mach, together with a legal description of such real estate. Mach has good and marketable title to such real estate in fee simple and clear of any encumbrances whatsoever except as shown on Exhibit 2.09 hereto.

      2.10. Contracts and Undertakings. Mach is not in material default, or alleged to be in material default, under any contact, agreement, lease, license commitment, instrument or obligation and no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which Mach is a party is in default thereunder nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation. These contracts and undertakings shall be delivered at Closing.

      2.11. Underlying Documents. Copies of all documents described in any exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to Industries and are complete and correct and include al amendments, supplements or modifications thereto.

       2.12. Transactions with Affiliates, Directors and Shareholders. Except as set forth in Exhibit 2.12 hereto, there are and have been no contracts, agreements, arrangements or other transactions between Mach on the one hand, and any officer, director, or shareholder of Mach, or any corporation or other entity controlled by them.

      2.13. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of Mach, or any agreement, contract or instrument to which Mach is a party or by which it or any of its assets are bound.

      2.14. Ownership of Intellectual Property Rights. Mach owns or has valid right or license to sue on all patents, patent rights, trade secrets, trademarks, trademark rights, trade names, trade name rights, copyrights and other intellectual property rights (collectively referred to as "Intellectual property Rights") which are necessary to operate its business as now proposed to be operated. Mach does not have any obligation to compensate any person, firm, corporation, or other entity for the use of any such Intellectual Property Rights, nor has Mach granted to any person, firm, corporation or other entity any license or other rights to use in any manner, or waived its rights with respect to any Intellectual Property Rights of Mach.

     2.15. Disclosure. To the actual knowledge of Mach, neither this Agreement, the Financial Statements nor any other agreement, document, certificate or written or oral statement furnished to Industries by or on behalf of Mach in connection with the transactions contemplated hereby, contains any untrue statement of a material fact which when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      2.16. Authority. Mach has full Power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Mach and no other corporate proceedings on the part of Mach are necessary to authorize this Agreement and the transactions contemplated hereby.

III.  REPRESENTATIONS  AND WARRANTIES OF INDUSTRIES,  POWERBOATS,
AND POWER

      Each of Industries, Powerboats and Power hereby represents and warrants to Mach as follows, as of the date of this Agreement and as of the Closing:

     3.01. Organization.

           3.01(a). Each of Industries, Powerboats, and Power is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; has the corporate Power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions were the failure to be so qualified would have a material adverse effect on the business of Industries, Powerboats, or Power.

           3.01(b). The copies of the charter documents, of Industries, Powerboats, and Power, as certified by the Secretary of Industries, Powerboats, and Power are complete and correct copies of such documents as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Boards of Directors and shareholders of Industries, Powerboats and Power are contained in their respective minute books and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to Mach that have not also been delivered to Mach.

      3.02. Capitalization. The authorized capital stock of Industries consists of 200,000 000 shares of common stock, par value $.01 per share, of which 3,044,072 shares are outstanding including 10,000 shares owned by Fountain Powerboats, Inc. the outstanding capital stock of Power consists of 10,000 shares of common stock, par value of $1.00, all of which are outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable.

      3.03. Reporting Documents. Industries has delivered to Mach copies of its Annual Report on Form 10-K for the year ended June 30, 1996 (the "10-K") and its quarterly report on Form 10-Q for the quarter ended September 30, 1996 (the "10-Q"). The 10-K and 10-Q comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act').

     3.04. Authority. Each of Industries, Powerboats, and Power has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the Agreement of merger and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the respective Boards of Directors of Industries, Powerboats, and Power.

      3.05. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the charter documents or Bylaws of Industries, Powerboats, or Power, or any agreement, contract or instrument to which Industries, Powerboats, or Power is a party or by which it or any of its assets are bound.

      3.06. Disclosure. To the actual knowledge of Industries, Powerboats, or Power, neither this Agreement, the 10-K or the 10-Q nor any other agreement, document, certificate or written or oral statement furnished to Mach by or on behalf of Industries, Powerboats, or Power in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

      3.07.   Absence of Material Changes.  Since  September  30,
1996, except as described in any Exhibit hereto or as required or permitted under this Agreement, there has not been:

            3.07(a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Industries, Powerboats, or Power, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

           3.07(b) any redemption, purchase or other acquisition of any shares of the capital stock of Industries, Powerboats, or Power, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by Industries, Powerboats, or Power relating to their authorized or issued capital stock.

            3.07(c)    any   amendment  to  the  Certificate   of
Incorporation of Industries or Articles of Incorporation of Powerboats or power.

IV.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      4.01. All representations, warranties and covenants of Industries, Powerboats, Power and Mach contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect.

V.  CERTAIN UNDERSTANDINGS AND AGREEMENTS

       5.01 Audit and Appraisal. Upon execution of this Agreement, Mach shall cooperate fully with the accounting firm of Pritchett, Siler & Hardy to perform an audit of Mach's financial statements as of and for the period ending August 31, 1996 (the "Audit"). Mach shall also cooperate fully with an appraiser to be selected by industries for the purpose of appraising Mach's assets as of August 31, 1996 (the "Appraisal"). the cost of the Audit and the Appraisal shall be borne by Industries.

VI.  CONDITIONS TO CLOSING

     6.01  Conditions to Obligations of Mach.  The obligations of
Mach under this Agreement shall be subject to each of the following conditions:

           6.01(a) Representations and Warranties of Industries, Powerboats, and Power to be True. The representations and warranties of Industries, Powerboats, and Power herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Industries, Powerboats and Power shall have performed in all material respects all obligations and complied in all material respects, to their actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

           6.01(b) No legal Proceedings. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

            6.01(c)    Statutory  Requirements.   All   statutory
requirements for the valid consummation by Industries, Powerboats, and Power of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by
Industries, Powerboats, and Power of the transactions contemplated by this Agreement and to continue unimpaired in all material respects immediately following the Closing shall have been obtained.

           6.01(d)   Closing Documents.  Industries,  Powerboats,
and Power shall have executed and delivered all documents required to be executed and delivered by Industries, Powerboats, and Power pursuant to this Agreement.

      6.02   Conditions to Obligations of Industries, Powerboats,
and  Power.  The obligations of Industries, Powerboats, and Power
under   this   Agreement  shall  be  subject  to  the   following
conditions:

           6.02(a) Representations and Warranties of Mach to be True. The representations and warranties of Mach herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; Mach shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

           6.02(b) No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

            6.02(c) Statutory and Other Requirements. All statutory requirements for the valid consummation by Mach of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all Governmental agencies and authorities to be obtained in order to permit consummation by Mach of the transactions contemplated by this Agreement shall have been obtained.

          6.02(d) The audited Balance Sheet of Mach as of August 31, 1996 shall reflect net worth (total assets less total liabilities) of Mach to be no less than Six Hundred Thirty-Thousand and Forty Dollars ($630,040) after adjustment for the appraised value of the machinery and equipment and after the reclassification of Ninety-four Thousand and Ninety-four Dollars ($94,094) and Three Hundred and Thirty-one Thousand Seven Hundred and Sixty-three Dollars ($331,763) from debt owing to Mach shareholders to equity of Mach shareholders. It is expressly understood that Industries, Powerboats, and Power shall not assume the aforementioned indebtednesses to Mach shareholders, but rather, that these indebtednesses will be treated as part of the equity of Mach in this transaction.

VII.  TERMINATION  OF  OBLIGATIONS  AND  WAIVERS  OF  CONDITIONS;
PAYMENT OF EXPENSES

      7.01 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing as follows and in no other manner;

            7.01(a)   Mutual  Consent.   By  mutual  consent   of
Industries, Powerboats, Power and Mach.

            7.01(b)   Expiration  Date.   By  either  Industries,
Powerboats, Power and Mach if the Closing shall not have taken place by December 31, 1996, which date may be extended by mutual agreement of Industries, Powerboats, Power and Mach.

      7.02. Payment of Expenses; Waiver of Conditions. In the event that this Agreement shall be terminated pursuant to Section
7.01 all obligations of the parties under this Agreement shall terminate and there shall be no liability of any party to the other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of counsel.

If any of the conditions specified in Section 6.01 hereof has not been satisfied, Mach may nevertheless a the election of Mach proceed with the transactions contemplated hereby and if any of the conditions specified in Section 6.02 hereof has not been satisfied, Industries, Powerboats, and Power may nevertheless at their joint election proceed with the transactions contemplated hereby. In the event that the Closing shall be consummated, each party hereto will pay all of its costs and expenses in connection therewith.


XIII. MISCELLANEOUS

      8.01 Finder's Fees, Investment Banking Fees. Neither Industries, Powerboats, Power nor Mach have retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein.

     8.02 Tax Treatment. The transaction contemplated hereby is intended to qualify as a so-called "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code. Industries, Powerboats, Power and Mach acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that they have not made any representations or warranties to the others with respect to the tax treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

      8.03 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

      8.04 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

       8.05 Entire Agreement; Amendments. This Agreement, including the schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the
parties  with  respect  to this subject  matter.   There  are  no
restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

      8.06 Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

      8.07   Pronouns.   All pronouns and any variations  thereof
shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

      8.08 Counterparts. this Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      8.09 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina applicable to contracts to be performed in the State of North Carolina.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

FOUNTAIN POWERBOAT                MACH PERFORMANCE, INC.
  INDUSTRIES, INC.
FOUNTAIN POWERBOATS, INC.




/S/REGINALD M. FOUNTAIN, JR.      /S/GARY D. GARBRECHT
Reginald M. Fountain, Jr.         Gary D. Garbrecht
Chairman, President               Chairman, President, and
Chief Executive officer,          Chief Executive Officer
and Chief Operating Officer


FOUNTAIN POWER, INC.



/S/GARY D. GARBRECHT
Gary D. Garbrecht
President and Chief
Operating Officer

      I HEREBY CERTIFY that I am the duly elected and qualified secretary of MACH PERFORMANCE, INC., a Florida corporation and the keeper of the records and corporate seal of said corporation; that the following is a resolution duly adopted at a meeting of the Board of Directors thereof held in accordance with its by-laws at its offices at Lake Hamilton, Florida on the _____ day of ________, 1996, and that the same are now in full force.

                           Resolution

       "BE IT RESOLVED, That the President and Vice President/Secretary/Treasurer of this corporation, as well as Gary Garbrecht, individually and Marcia Garbrecht, individually the owners of all the shares of the corporation, hereby agree to the merger of this corporation with Fountain Powerboat Industries, Inc.

      I HEREBY CERTIFY that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures appearing hereon are the genuine, original signatures of each respectively:



GARY GARBRECHT
President/                          /S/GARY D. GARBRECHT
Shareholder                        (signature)


MARCIA GARBRECHT
Vice President
Secretary/Treasurer/                /S/MARCIA GARBRECHT
Shareholder                        (signature)

      IN WITNESS WHEREOF, I have hereunto affixed by name as secretary and have caused the corporate seal of said corporation to be hereto affixed this 19th day of March, 1997.


                                   /S/MARCIA GARBRECHT
                                   MARCIA GARBRECHT
                                   Secretary
fountain\cooperative.cr

CORPORATE RESOLUTION

      I HEREBY CERTIFY that I am the duly elected and qualified secretary of MACH PERFORMANCE, INC., A Florida corporation and the keeper of the records and corporate seal of said corporation; that the following is a resolution duly adopted at a meeting of the Board of Directors thereof held in accordance with its by-laws at its offices at Lake Hamilton, Florida on the ____ day of _____, 1996, and that the same are now in full force.

                           Resolution

      "BE  IT  RESOLVED,  That the Board  of  Directors  of  Mach
Performance, Inc. and its shareholders have duly elected as members of Mach Performance, Inc.'s Board of Directors the following person as directors and officers:

          Reginald M Fountain, Jr.      - Chairman of the Board
          Gary D. Garbrecht             - Director
          Gary E. Mazza, III            - Director
          Federico Pignatelli           - Director
          Mark L. Spencer               - Director
          Reginald M. Fountain, Jr.     - Chief Executive Officer
          Gary D. Garbrecht             - President
          Allan L. Krehbiel             - Vice President and Chief
                                          Financial Officer
          Blanche C. Williams           - Secretary & Treasurer
          Carol J. Price                - Assistant Secretary

      I HEREBY CERTIFY that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures appearing hereon are the genuine original signatures of each respectively:


GARY GARBRECHT
President                          /S/GARY GARBRECHT
                                   (signature)

MARCIA GARBRECHT
Vice President
Secretary/Treasurer                /S/MARCIA GARBRECHT
                                   (signature)

      IN WITNESS WHEREOF, I have hereunto affixed by name as secretary and have caused the corporate seal of said corporation to be hereto affixed this 19th day of March, 1997.


                                   /S/MARCIA GARBRECHT
                                   MARCIA GARBRECHT
                                   Secretary

fountain\cooperative.cr2

                          EXHIBIT 1.01

                       ARTICLES OF MERGER

      THESE ARTICLES OF MERGER, dated as of October 11, 1996, are entered into by and between Mach Performance, Inc. ("Mach"), a Florida corporation, Fountain Power, Inc. ("Power"), a North Carolina corporation, Fountain Powerboats, Inc. ("Powerboats"), a North Carolina corporation, and Fountain Powerboat Industries, Inc. ("Industries"), a Nevada Corporation, such corporations being hereinafter collectively referred to as the "Constituent Corporations." Power is sometimes hereinafter referred to as the "Surviving Corporation." These Articles of Merger set forth the Plan of Merger described in Section 55-11-01 of the North Carolina Business Corporation act.

                            RECITALS

      A.   Industries is a Nevada corporation authorized to issue
200,000,000   shares  of  common  stock  $.01  par   value   (the
"Industries Common Stock"), of which 3,044,072 shares are issued and outstanding at the date hereof.

     B. Mach is a Florida corporation authorized to issue 10,000 shares of common stock, $1.00 par value (the "Mach Common
Stock"), of which 5,465 shares are issued and outstanding as of the date hereof.

      C. Industries owns all of the capital stock of Powerboats, which, in turn, owns all of the capital stock of Power.

      D. The respective Boards of Directors of each of the Constituent Corporation deem it advisable and in the best interests of the respective corporations and their respective shareholders that Mach be merged with and into Power on the terms and conditions hereinafter set forth in accordance with the provisions of Sections 55-11-01 and 55-11-03 to 55-11-05 inclusive of the North Carolina Business Corporation Act.

      E. On October 11, 1996, the Board of Directors of Power adopted the following resolution, which resolution has not been amended or revoked and is in full force and effect as of the date hereof, and which resolution constitutes all approval required for the merger of Mach with and into Power under Sections 55-11-01 and 55-11-03 to 55-11-05 inclusive of the North Carolina Business Corporation Act:

      RESOLVED, That Power merge with and into Mach with Power being the surviving corporation, pursuant to Articles of Merger to be executed and acknowledged by Power.

     F. The merger of Mach into Power was approved by Industries and Powerboats, and Powerboats holds all of the 10,000 outstanding shares of Power common stock, which is the only class of stock outstanding, acting by consent action in accordance with
Section 55-7-04 of the North Carolina Business Corporation Act.

      G. By execution these Articles of merger, then merger of Mach with and into Power has been approved, in accordance with
Section 55-11-03(b0(2) of the North Carolina Business Corporation
Act.

      H. On October 11, 1996, the Board of Directors of Mach adopted the following resolution, which resolution has not been amended or revoked and is in full force and effect as of the date hereof.

      RESOLVED, that Mach merge with and into Power, with Power being the surviving corporation, pursuant to Articles of Merger to be executed and acknowledged by Mach.

       I. The merger of Mach into Power was approved by shareholders holding all of the outstanding shares of Mach common stock, which is the only class of stock outstanding, acting by consent action in accordance with Section 55-7-04 of the North Carolina business Corporation Act.

      J. By execution and acknowledgment of these Articles of Merger, the merger of Mach with and into Power has been approved in accordance with the North Carolina Business Corporation Act.

      NOW, THEREFORE, in order to prescribe (a) the terms and conditions of the Merger; (b) to method of carrying the same into effect; (c) the manner and basis of converting and exchanging the shares of Mach's Common Stock into shares of Common Stock of Industries; and (d) such other details and provisions as are deemed necessary or desirable; and in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, Industries, Powerboats, Power and Mach hereby agree as follows:

      1. Effective Date. The Merger shall become effective upon the filing of a copy of these Articles of Merger with the Secretary of State of North Carolina, as required by Section 55-11-05 of the North Carolina Business Corporation Act. The date and time on which the Merger becomes effective is hereinafter referred to as the "Effective Date."

      2. Merger. At the Effective Date, Mach shall merger with and into Power with Power being the Surviving Corporation and the separate corporate existence of Mach shall cease. The corporate identity, existence, purposes, franchises, powers, rights and immunities of Mach at the Effective Date shall be merged into Power which shall be fully vested therewith. Power shall be subject to all of the debts and liabilities of Mach as if power had itself incurred them and all rights of creditors and all liens upon the property of each of Mach and Power shall e preserved unimpaired, provided that such liens, if any, upon the property of Power shall be limited to the property affected thereby immediately prior to the Effective Date.

      3.   Articles of Incorporation.  At the Effective Date, the
Articles of Incorporation of Power shall be the Articles of Incorporation of the Surviving Corporation.

     4.  Effect of Merger on Outstanding Shares.

          (a)  Surviving Corporation.  Each share of Power Common
Stock  issued and outstanding immediately prior to the  Effective
Date of the Merger shall continue to be outstanding.

           (b) Disappearing Corporation. At the Effective Date, each issued and outstanding share of Mach Common Stock shall be cancelled.

      5. Surrender of Share Certificates. After the Effective Date, each holder of an outstanding certificate which prior to the Effective Date evidenced Mach Common Stock shall surrender the same, duly endorsed as Power may require, to Industries or its designated agent for cancellation. Thereupon the shareholders of Mach shall receive in exchange therefor 85,000 restricted common shares of Industries as provided in the Agreement and Plan of Reorganization of October 11, 1996.

     6.  Status of Power Common Stock After the Effective Date.

           (a) After the Effective Date, until surrendered in accordance with Section 5 hereof, each outstanding certificate which prior to the Effective Date represented shares of Mach Common Stock, shall be deemed for all corporate purposes (subject to the further provision of this Section 6(a) to evidence Power Common Stock in accordance with the terms of this Agreement of merger. After the Effective Date, there shall be no further registry of transfers on the records of Mach common Stock outstanding immediately prior to the Effective Date, and, if certificates representing such shares are presented to Power or Industries, as the successor of Mach, they shall be cancelled, and the holder thereof shall be entitled to receive Industries Common Stock in accordance with the terms of the Agreement and plan of Reorganization of October 11, 1996. No dividends or distributions will be paid to persons entitled to receive certificates for shares of Industries Common Stock until such persons shall have surrendered their Mach Common Stock certificates in accordance with Section 5 hereof; provided, however, that when such certificates shall have been so surrendered in exchange for shares of Industries Common Stock, there shall be paid to the holders thereof, but without interest thereon all dividends and other distributions payable subsequent to and in respect of a record date after the Effective Date on the shares of Industries Common Stock for which such certificates shall have been so exchanged. Holders of certificates for shares of Mach Common Stock shall not be entitled, as such, to receive any dividends unless and until they have exchanged those certificates representing shares of Industries Common Stock as provided herein.

           (b) If any certificates of Industries Common Stock is to be issued in a name other than that in which the certificate for the Mach Common Stock surrendered in exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall (i) pay any transfer or other taxes required by reason of the issuance of such Industries Common Stock in any name other than that of the registered holder of the certificate surrendered or (ii) establish to the satisfaction of Power or Industries that such tax has been paid or is not applicable.

     7.  Other Provisions.

           (a) Governing Law; Entire Agreement. These Articles of Merger shall be governed by and construed in accordance with the laws of the State of North Carolina. These Articles of Merger contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein.

           (b) Counterparts. These Articles of merger may be executed in any number of counter parts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

           (c) Further Assurances. Each Constituent Corporation shall from time to time upon the request of the other Constituent Corporation, execute and deliver and file and record all such documents and instruments and take all such other actions as such corporation may request in order to vest or evidence the vesting in Power of title to and possession of all rights, properties, assets and business of Power to the extent provided herein, or otherwise to carry out the full intent and purpose of these Articles of Merger.

           IN WITNESS WHEREOF, the parties hereto have caused these Articles of merger to be executed on behalf of the Constituent Corporations as of the date and year first above written.

MACH PERFORMANCE, INC.             FOUNTAIN POWER, INC.



/S/GARY D. GARBRECHT               /S/GARY D. GARBRECHT
Gary D. Garbrecht                  Gary D. Garbrecht
President                          President

FOUNTAIN POWERBOAT INDUSTRIES, INC.
FOUNTAIN POWERBOATS, INC.


/S/REGINALD M. FOUNTAIN, JR.
Reginald M. Fountain, Jr.
President
                             - 16 -

                          Exhibit 1.02

                      EMPLOYMENT AGREEMENT


      This Employment Agreement ("Agreement") is entered into  as of  October 11, 1996, between Fountain Powerboats, Inc., a  North
Carolina   corporation   ("Company")  and   Gary   D.   Garbrecht
("Employee").

                      W I T N E S S E T H:

     WHEREAS, Employee possess unique talents of unusual value to Company; and

      WHEREAS, concurrently with the execution of this Agreement, Fountain Powerboat Industries, Inc., Company's parent, is acquiring all of the capital stock of Mach Performance, Inc. ("Mach") by merger of Mach into Company's subsidiary, Fountain Power, Inc.; and

      WHEREAS, Company recognizes that Employee's services are peculiarly valuable to Company and therefore is willing to provide Employee with the rights, benefits and compensation provided for herein so as to secure the services of Employee for the duration of this Agreement on the terms provided herein;

     NOW THEREFORE, the parties hereto agree as follows:

      1. Employment. Company hereby hires Employee to perform the duties and render the services hereinafter set forth for a period of four (4) years from the date of this Agreement, subject to earlier termination as herein provided, and Employee hereby accepts such employment and agrees faithfully to perform such services during the term of this Agreement.

       2.   Duties.   Employee  agrees  as  President  and  Chief
Operating Officer of Company's subsidiary, Fountain Power, Inc., and to perform such duties as may be reasonably required of him in such capacity with Company.

      3. Exclusive Service. Employee agrees that he will devote all of his time and efforts to this employment and apply all of his skill and experience to the performance of his duties, and that during the term of this Agreement, except with the written approval of Company, Employee will not engage in, or be employed in, any other business except as a passive investor, and Employee will otherwise do nothing inconsistent with his duties hereunder.

     4. Compensation. In consideration of the foregoing and for all the services to be rendered by Employee pursuant thereto, Employee shall receive a salary of Ten Thousand Dollars ($10,000) per month, payable weekly in accordance with the payroll practices of Company which may be in effect from time to time, and subject to such withholding as is required by law. In addition, Company shall reimburse Employee for all reasonable and documented business expenses. As an employee of Company, Employee will be entitled to participate in all benefit plans as they may be offered from time to time by company to its other executive employees. Employee shall be entitled to all other compensation increases, perquisites, and benefits as may be determined from time to time by the Board of Directors. Employee shall receive an annual bonus equal to one percent (1%) of the consolidated pretax net income of Fountain Powerboats, Inc. payable within ninety days after the fiscal year-end. Employee shall also receive a Seven Hundred Dollars ($700) per month automobile allowance after the auto lease assumed in the Mach acquisition expires. A monthly housing allowance incident to Employee's relocation to North Carolina will be paid for up to one year from the date of this Agreement or until the Employee's Florida residence is sold, whichever come sooner, equivalent to the Employee's current monthly home mortgage payment amount, or $4,030.72. Employee shall also be granted the following stock options under the Employee Incentive Stock Option Plan of 1986:

     October 11, 1997 - 5,000 shares at $12.25 per share, and October 11, 1998 - 5,000 shares at $12.25 per share, and October 11, 1999 - 5,000 shares at $12.25 per share, and October 11, 2000 - 5,000 shares at $12.25 per share,

The foregoing options shall be exercisable in whole or in part for a period of ten years from the date of grant and be immediately vested to the Employee and exercisable b him whether or not he is an employee at the time of the exercise of the option.

     5. Termination. This Agreement shall terminate immediately upon termination for cause or the death or disability of Employee. For purpose of this Agreement, the term "disability" shall mean the inability of Employee, due to mental or physical illness or injury, to perform his duty as an employee of Company, and the term "termination for cause" shall mean termination of Employee by the Board of Directors on account of his refusal to perform duties assigned to him, or breach by Employee of the covenant contained in Section 6 hereof. This Agreement shall also terminate immediately upon any voluntary resignation of Employee.

     6. Non-Competition. During the term of this Agreement, and for one year after termination of this Agreement, Employee shall not, either directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, officer or director, engage or participate in any business in competition with that of Company.

      7. Disclosure of Information. Employee agrees not at any time (during or after the term of this Agreement) to disclose or use, except in pursuit of the business of Company or of any affiliate of Company, an Proprietary Information of Company, or of any affiliate of Company, acquired during the term of this Agreement. For purposes of this Agreement the phrase (Proprietary Information: means all information which is known or intended to be known only to Employee or employees of Company, except in pursuit of the business of Company any document, record or other information of company, or others in a confidential relationship with Company, and relates to specific business matters such as patents, patent applications, trade secrets, secret processes, proprietary know-how, information relating the Company's business, and identity of suppliers or customers or accounting procedures of Company, or relates to other business of Company, Employee agrees not to remove from the premises of Company, except in pursuit of the business of company, or of any affiliate of Company, any document, record or other information of Company. Employee recognizes that all such documents, records or other information, whether developed by Employee or by someone else for company, are the exclusive property of company.

       8. Proprietary Information of Others. Employee acknowledges that from time to time Company may do business with suppliers or customers who will supply Company with information of a confidential nature, and that Company may have a contractual obligation to preserve the confidential nature of any such information. Employee agrees to treat any information received from suppliers or customers as confidential, and as if it were the Proprietary Information of Company, unless advised otherwise by the Chief Executive Officer of Company.

      9. Remedies. In addition to any other remedies which Company may have by virtue of this Agreement, Employee agrees that in the event a breach of the obligations of confidence under this Agreement are threatened, Company shall be entitled to obtain a temporary restraining order and preliminary injunction against Employee to restrain any breach of confidence or covenant not to compete under this Agreement.

      10. Term; Renewal. This Agreement shall automatically be renewed for successive terms of one (1) year at the expiration of the term set forth in Section 1 hereof, unless either the Board of Directors or Employee shall give written notice to the other of its or his intention not to renew this Agreement at least ninety (90) days prior to the expiration of such term or renewed term.

      11. Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors and the assigns of Company. since this Agreement is based upon the unique abilities and personal confidence in Employee, he shall have no right to assign this Agreement or any of the rights hereunder.

      12.   Prior  Contracts.   Any prior contract  or  agreement
between Company and Employee regarding employment is hereby cancelled and shall be of no further force and effect.

     13. Severability. If any provision of this Agreement shall be found invalid by any court of competent jurisdiction, such findings shall not affect the validity of the other provisions hereof and the invalid provisions shall be deemed to have been severed herefrom.

     14. Waiver of Breach. The waiver by company or Employee of the breach of any provision of this Agreement by the other party or the failure to exercise by company or Employee of any right granted hereunder shall not operate or be construed as the waiver of any subsequent breach by the other party not the waiver of the right to exercise any such right.

      15. Entire Agreement. This instrument contains the entire agreement of the parties, and may be amended only by an agreement in writing signed by the parties.

      16. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail to his residence, in the case of the Employee, or to its principal office, in the case of the Company.

      17. Governing Law. This Agreement is entered into and executed in the State of North Carolina and shall be governed by the laws of such state. In the event of any proceeding brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to costs of suit and attorneys' fees, in addition to other remedies available.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


FOUNTAIN POWERBOATS, INC.          EMPLOYEE




/S/R.M. FOUNTAIN, JR.              /S/GARY D. GARBRECHT
R.M. Fountain, Jr.                 Gary D. Garbrecht
Chairman, President, Chief
Executive Officer, and Chief
Operating Officer

                        Mach Exhibit 2.03

                  Subsidiaries and Investments




                              None

                      Mach Exhibit 2.02(a)

                         Capitalization



Class                 Authorized                  Outstanding


Common             10,000 shares                  5,465 shares

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                      Mach Exhibit 2.02(b)

                      Options and Warrants




                              None

                        Mach Exhibit 2.05

                     Undisclosed Liabilities




                              None

                        Mach Exhibit 2.07

                           Litigation




                              None

                        Mach Exhibit 2.08

                         Title to Assets




                              None

                        Mach Exhibit 2.09

                           Real Estate




                              None

                        Mach Exhibit 2.12

                     Interested Transactions




                              None

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